Exhibit 99.1

ABERCROMBIE & FITCH CO. INCREASES FOURTH QUARTER SALES AND OPERATING MARGIN OUTLOOK BASED ON BETTER-THAN-EXPECTED HOLIDAY SALES
Company increases fourth quarter net sales growth to high-teens with operating margin of around 15%

New Albany, Ohio, January 8, 2024: Abercrombie & Fitch Co. (NYSE: ANF) today provided a business update, increasing its net sales and operating margin outlook for fourth quarter and full year of fiscal 2023.

Fran Horowitz, Chief Executive Officer, said: “Consistent with the first three quarters of 2023, our customers responded positively to compelling product assortments and engaging marketing leading us to increase our fourth quarter and full year net sales and operating margin outlook. We expect to deliver fourth quarter net sales growth across regions led by continued strength in the Americas.

Each of our brands continued to deliver solid sales growth led by Abercrombie brands. The Abercrombie & Fitch women's business is expected to achieve its highest-ever fourth quarter sales complemented by an acceleration in men's growth. At Hollister brands, we expect to deliver year-over-year fourth quarter sales growth led by the women's business. Continuing a trend of profitable growth, we expect Hollister brands will also achieve significant fourth quarter gross profit rate expansion, enabled by improved product and inventory management.

As we approach the end of our fiscal year, we proudly reflect on how much our team has accomplished across product, voice and experience. Our results show that our playbook is working, giving customers compelling reasons to engage, shop and stay with our family of brands. We believe our increased full year fiscal 2023 expectations will put us ahead of schedule on our Always Forward Plan 2025 financial targets. Importantly, we expect to exit fiscal 2023 poised for sustainable, profitable sales growth fueled by several years of transformational investments in our brands, people and operating model. A huge thank you to the thousands of global associates who have worked so hard to make all of this possible."

Fourth Quarter of Fiscal 2023 Outlook:
	Current Fourth Quarter Outlook	Previous Fourth Quarter Outlook (1)
Net Sales	Up high-teens	Up low double-digits
Operating Margin	Around 15%	In the range of 12% to 14%
Effective Tax Rate	Around 30%	Around 30%

Full Year Fiscal 2023 Outlook:
	Current Full Year Outlook	Previous Full Year Outlook (1)
Net Sales	Growth of 14% to 15%	Growth of 12% to 14%
Operating Margin	Around 11%	Around 10%
Effective Tax Rate	Low 30s	Low 30s
(1) Released November 21, 2023

The company will be participating in meetings with investors and analysts at the 2024 ICR Conference to be held on January 8-10, 2024.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This Press Release and related statements by management or spokespeople of Abercrombie & Fitch Co. (A&F) contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements, including, without limitation, statements regarding our fourth quarter and annual fiscal 2023 results and statements regarding our Always Forward Plan goals and targets, relate to our current assumptions, projections and expectations about our business and future events. Any such forward-looking statements involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the company’s control. The inclusion of such information should not be regarded as a representation by the company, or any other person, that the objectives of the company will be achieved. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “should,” “are confident,” “will,” “could,” “outlook,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise any forward-looking statements, including any financial targets or estimates, whether as a result of new information, future events, or otherwise. Factors that may cause results to differ from those expressed in our forward-looking statements include, but are not limited to, the factors disclosed in Part I, Item 1A. “Risk Factors” of the company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2023, and otherwise in our reports and filings with the Securities and Exchange Commission, as well as the following factors: risks related to changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits; risks related to the impacts of inflation on consumer spending generally and on our operating results, financial condition, and expense management; risks related to geopolitical conflict, armed conflict, the conflicts between Russia and Ukraine or Israel and Hamas, acts of terrorism, mass casualty events, social unrest, civil disturbance or disobedience; risks related to our failure to engage our customers, anticipate customer demand and changing fashion trends, and manage our inventory; risks related to our failure to operate effectively in a highly competitive and constantly evolving industry; risks related to our ability to execute on our strategic and growth initiatives, including those outlined in our Always Forward Plan; risks related to fluctuations in foreign currency exchange rates; risks related to fluctuations in our tax obligations and effective tax rate, including as a result of earnings and losses generated from our international operations, may result in volatility in our results of operations; risks and uncertainty related to adverse public health developments, such as the COVID‐19 pandemic; risks associated with climate change and other corporate responsibility issues; risks related to reputational harm to the company, its officers, and directors; risks related to actual or threatened litigation; risks related to cybersecurity threats and privacy or data security breaches; and the potential loss or disruption to our information systems.

Other Information
This press release is available at corporate.abercrombie.com. Important information may be disseminated initially or exclusively via the website: investors should consult the site to access this information.

Unless otherwise noted, as used in this document, "Abercrombie brands" refers to Abercrombie & Fitch and abercrombie kids and "Hollister brands" refers to Hollister, Gilly Hicks, and Social Tourist. Additionally, references to "Americas" includes North America and South America, "EMEA" includes Europe, the Middle East and Africa and "APAC" includes the Asia-Pacific region, including Asia and Oceania.

About Abercrombie & Fitch Co.
Abercrombie & Fitch Co. (NYSE: ANF) is a leading, global, omnichannel specialty retailer of apparel and accessories for men, women and kids. The iconic Abercrombie & Fitch brand was born in 1892 and aims to make every day feel as exceptional as the start of a long weekend. abercrombie kids sees the world through kids’ eyes, where play is life and every day is an opportunity to be anything and better anything. The Hollister brand believes in liberating the spirit of an endless summer inside everyone and making teens feel celebrated and comfortable in their own skin. Gilly Hicks, offering active lifestyle products, is designed to create happiness through movement. Social Tourist, the creative vision of Hollister and social media personalities, Dixie and Charli D’Amelio, offers trend forward apparel that allows teens to experiment with their style, while exploring the duality of who they are both on social media and in real life.

The brands share a commitment to offering products of enduring quality and exceptional comfort that allow consumers around the world to express their own individuality and style. Abercrombie & Fitch Co. operates approximately 760 stores under these brands across North America, Europe, Asia and the Middle East, as well as the e-commerce sites www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com, www.gillyhicks.com and www.socialtourist.com.

Investor Contact:	Media Contact:

Mo Gupta	Kate Wagner
Abercrombie & Fitch Co.	Abercrombie & Fitch Co.
(614) 283-6751	(614) 283-6192
Investor_Relations@anfcorp.com	Public_Relations@anfcorp.com